Exhibit 99.1

Pennichuck Corporation Announces PUC Approval of Merger Transaction

NHPUC Approves Acquisition and Settlement Agreement

MERRIMACK, NH--(Marketwire - Nov 23, 2011) - Pennichuck Corporation (NASDAQ: PNNW) today announced that the New Hampshire Public Utilities Commission ("NHPUC") issued its order approving Pennichuck's acquisition by the City of Nashua, New Hampshire (the "City") pursuant to the terms of an Agreement and Plan of Merger dated November 10, 2010 ("Merger Agreement"). The order found that the settlement agreement previously entered into by substantially all of the parties in the case is in the public interest pursuant to special legislation that allows the City to acquire the stock of Pennichuck and the New Hampshire Eminent Domain Statute (RSA Chapter 38). The NHPUC specifically approved the conditions set forth in the settlement agreement and did not add any new conditions to its approval.

The NHPUC's order is subject to appeal for a 30-day period following its issuance; thereafter, if no appeal is filed, it becomes final. Under the terms of the Merger Agreement, the City, in effect, has 90 days after the NHPUC order becomes final to complete the financing. Based on the timing of the issuance of the order, the merger is expected to be completed in the first quarter of 2012.

Commenting on Pennichuck's planned acquisition by the City of Nashua, Duane C. Montopoli, Pennichuck's President and Chief Executive Officer, said, "I am pleased that we were able to obtain a favorable ruling approving our settlement agreement. While the order is subject to a 30-day appeal period, we anticipate that Nashua will complete its bond issue as soon as practicable, allowing the transaction to close early in 2012."

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company's real estate operations are involved in the ownership, management and environmentally responsible commercialization of real estate in southern New Hampshire.

Pennichuck Corporation's common stock trades on the Nasdaq Global Market under the symbol "PNNW." However, upon the completion of the proposed merger with the City of Nashua, Pennichuck's common stock will cease to be publicly-traded. The Company's website is at www.pennichuck.com.

Forward-Looking Statements

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, whether the NHPUC order is reversed on appeal; whether the merger transaction is ultimately consummated; Nashua's ability to obtain appropriate financing for the merger; the outcome of requests for rate relief from the NHPUC from time to time; changes in governmental regulations; legislation and/or regulation and accounting factors affecting Pennichuck Corporation's financial condition and results of operations; the availability and cost of capital, including the impact on our borrowing costs of changes in interest rates; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation's annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation's forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statement.

For More Information, Contact:
Thomas C. Leonard
Senior Vice President and Chief Financial Officer
Phone: 603-913-2300
Fax: 603-913-2305